CLIFFORD CHANCE	LIMITED LIABILITY PARTNERSHIP

EXHIBIT 10.23

DATED April 29, 2004

MEMEC HOLDINGS LIMITED

MEMEC GROUP HOLDINGS LIMITED

MEMEC, INC.

THE BONDHOLDERS NAMED IN THIS AGREEMENT

AGREEMENT RELATING TO CERTAIN DEEP DISCOUNT

BONDS ISSUED BY MEMEC HOLDINGS LIMITED

THIS AGREEMENT is made on the 29 day of April 2004

BETWEEN:

MEMEC HOLDINGS LIMITED (formerly known as SPIRETRAIL LIMITED), a company incorporated in England and Wales under no. 3936258 whose registered office is at 17 Thame Park Road, Thame, Oxon OX9 3UQ (“MHL”);

MEMEC GROUP HOLDINGS LIMITED, a company incorporated in England and Wales under no. 3985629, whose registered office is at 17 Thame Park Road, Thame, Oxon, OX9 3UQ (“MGH”);

MEMEC, INC., a Delaware corporation (“Memec US”); and

THE PERSONS, listed on Schedule 1 to this Agreement (each a “Bondholder” and collectively, the “Bondholders”).

WHEREAS:

(A)	Pursuant to an instrument constituting US$452,212,000 deep discount mezzanine bonds 2011 at an aggregate issue price of US$130,000,000 (the “Mezzanine Bond Instrument”) dated 16 October 2000, the Bondholders subscribed for and are holders of such deep discount bonds (the “Mezzanine Bonds” and each a “Mezzanine Bond”).

(B)	Pursuant to an instrument constituting US$403,414,000 deep discount bonds 2011 at an aggregate issue price of US$190,000,000 (the “Subordinated Bond Instrument”) dated 16 October 2000, the Bondholders subscribed for and are holders of such deep discount bonds (the “Subordinated Bonds” and each a “Subordinated Bond”).

(C)	It is proposed that an initial public offering of shares of common stock, par value US$0.001 per share of Memec US (“Memec US Common Stock”) shall be made in the United States, effected pursuant to a registration statement on Form S-1 under the United States Securities Act of 1933, as amended (“IPO”).

(D)	It is anticipated that, prior to the IPO, a proportion of the Mezzanine Bonds and the Subordinated Bonds may be redeemed.

(E)	In contemplation of and in order to facilitate the IPO, the parties to this Agreement intend to make the amendments set out in this Agreement to the Mezzanine Bond Instrument and the Subordinated Bond Instrument affecting the redemption provisions of the Mezzanine Bonds and the Subordinated Bonds respectively which remain outstanding at the IPO and to effect the other arrangements set out herein.

THE PARTIES AGREE as follows:

1.	DEFINITIONS

1.1	In this Agreement:

“Affiliate” shall mean any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

““B” Director” has the meaning given to it in the MGH Articles.

“Bondholder Stub Amount” had the meaning set forth in clause 2.6.

“Bond Instruments” means together the Mezzanine Bond Instrument and the Subordinated Bond Instrument.

“Bond Ratio” has the meaning set forth in clause 2.2.

“Bonds” means together the Mezzanine Bonds and the Subordinated Bonds and “Bond” means a Mezzanine Bond or a Subordinated Bond.

“Directed Selling Efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Regulation S Memec US Stub Shares.

“Distribution Compliance Period” means the period commencing on the date on which the Memec US Stub Shares are issued and ending on the date that is one year after such date.

“Exchange Agreement” means the Exchange Agreement dated April 2004 between MGH, Memec US and the current holders of shares and options in MGH.

“Exchange Time” means the time and date immediately prior to the signing of the Underwriting Agreement.

“IPO Date” means the day upon which the IPO closes.

“Memec US Stub Shares” has the meaning set forth in clause 2.6.

“MGH Articles” means the Articles of Association of MGH, as in effect on the date of this Agreement.

“MGH Bonds” has the meaning set forth in clause 2.6.

“Net IPO Proceeds” has the meaning set forth in clause 2.2.

“Net Over-allotment Proceeds” has the meaning set forth in clause 2.5.

“Offering Restrictions” has the meaning set forth in Regulation S.

“Over-allotment Option” means the over-allotment option which may be exercised by the Underwriter pursuant to the Underwriting Agreement.

“Over-allotment Option Termination Date” means the earliest of:

(a)	the date of the closing of the transaction relating to the Underwriters’ exercise of the Over-allotment Option; and

(b)	the date upon which the Underwriters determine that they shall not exercise the Over-allotment Option; and

(c)	the date upon which the Over-allotment Option expires by its terms.

“Permira Holder” means any of the entities listed under the caption “PermiraHolders” on Schedule 1 to this Agreement.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, joint stock company, trust, unincorporated organization or any other form of business or legal entity, or any government authority, agency or political subdivision thereof.

“Post IPO Outstanding Bonds” has the meaning set forth in clause 2.3.

“Regulation D” means Regulation D promulgated under the Securities Act, as currently in effect.

“Regulation S” means Regulation S promulgated under the Securities Act, as currently in effect.

“Regulation D Memec US Stub Shares” means all of the Memec US Stub Shares that are issued pursuant to this Agreement in reliance on the exemptions from the registration requirements of the Securities Act provided by Regulation D.

“Regulation S Memec US Stub Shares” means all of the Memec US Stub Shares that are issued pursuant to this Agreement in reliance on the exemptions from the registration requirements of the Securities Act provided by Regulation S.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, and as the same shall be in effect from time to time.

“Stub Bonds” has the meaning set forth in clause 2.6.

“Stub Share Price” means the initial offering price per share in the IPO less the underwriting discount (as set out in the Underwriting Agreement).

“Termination Date” means 15 April 2005.

“Underwriter” has the meaning given to it in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement relating to the IPO of Memec US among Memec US, Goldman, Sachs & Co., Credit Suisse First Boston LLC and the other underwriters named therein.

“US Person” has the meaning set forth in Regulation S.

1.2	In this Agreement, words and expressions defined in the Bond Instruments shall, unless otherwise defined herein, bear the same meaning in this Agreement.

2.	REDEMPTION AND EXCHANGE OF BONDS

2.1	The Parties agree that condition 3.2 of the Conditions attaching to the Mezzanine Bonds and the Subordinated Bonds respectively shall be amended such that MHL shall not be required to redeem the Mezzanine Bonds and the Subordinated Bonds upon the execution or completion of the Exchange Agreement but shall be amended to reflect the obligation of MHL, MGH and Memec US to effect redemptions required to be made pursuant to this clause 2. The Bondholders agree to waive the requirement for MHL to give notice of any redemption of Bonds under the Conditions attaching to the Bond Instruments in respect of any redemption prior to the IPO Date or pursuant to the terms of this Agreement.

2.2	The Parties agree that upon the IPO Date (or if impracticable the business day following the IPO Date) Memec US shall procure that an amount equal to the aggregate amount raised upon the IPO less (a) offering expenses to a maximum amount of US$35 million and (b) such amount as the board of directors of Memec US determines should be retained to fund its working capital requirements to a maximum amount of US$50 million (the “Net IPO Proceeds”) shall, whether directly or indirectly, through the making of loans or the repayment of existing loans or subscriptions for shares in other group companies or by a combination of the above or by other means shall be received by MHL which shall immediately apply such amount in the redemption of outstanding Mezzanine Bonds and Subordinated Bonds at the relevant Redemption Price together with accrued interest on the IPO Date. The Net IPO Proceeds shall be applied in the redemption of Mezzanine Bonds and Subordinated Bonds outstanding on that date in the ratio which the aggregate Nominal Value of outstanding Mezzanine Bonds and the aggregate Nominal Value of the outstanding Subordinated Bonds bear respectively to the aggregate Nominal Value of all outstanding Bonds (the “Bond Ratio”).

2.3	The Parties agree that upon the IPO Date, condition 3.2 of the Conditions attaching to the Mezzanine Bonds and the Subordinated Bonds respectively shall be amended such that MHL shall not be required to redeem those Bonds remaining outstanding following the application of the Net IPO Proceeds in accordance with clause 2.2 (the “Post IPO Outstanding Bonds”) until the Over-allotment Termination Date.

2.4	The Parties agree that upon the Over-allotment Termination Date, subject to clause 2.6, all Post IPO Outstanding Bonds shall fall due for redemption at the relevant Redemption Price applicable to Mezzanine Bonds and Subordinated Bonds respectively on such date together with all accrued interest at the Over-allotment Option Termination Date.

2.5

Upon the Over-allotment Option Termination Date (or if impracticable the business day following the Over-allotment Option Termination Date), Memec US shall procure that an amount equal to the aggregate amount raised upon the exercise of the Over-allotment Option less expenses to a maximum amount of US$4.5 million (the “Net Over-allotment Proceeds”), if any, shall, whether directly or indirectly, through the making of loans or the repayment of existing loans or subscriptions for shares in other group companies or by a combination of the above or by other means, be received by MHL which shall immediately apply such amount in the redemption of the Post IPO Outstanding Bonds at the relevant Redemption Price for Mezzanine Bonds and

Subordinated Bonds respectively together with accrued interest at the Over-allotment Termination Date in the Bond Ratio.

2.6	The Parties agree that in the event that the Net Over-allotment Proceeds are nil or are not adequate to make payment of the Redemption Price together with accrued interest on all the Post IPO Outstanding Bonds then, following the application of all Net Over-allotment Proceeds (if any) in accordance with clause 2.5, the Redemption Price together with accrued interest on all the Post IPO Outstanding Bonds then remaining outstanding (the “Stub Bonds”) belonging to each Bondholder shall be calculated (in respect of each Bondholder, its “Bondholder Stub Amount”) and MGH shall on the Over-allotment Option Termination Date (or if impracticable the business day following the Over-allotment Option Termination Date) acquire each Bondholder’s Stub Bonds together with all rights attaching thereto by an issue of deep discount bonds to be issued by MGH on terms in all material respects identical to those under the Stub Bonds (the “MGH Bonds”) to such Bondholder and MGH agrees with MHL that the Stub Bonds so acquired by MGH shall not fall due for redemption at such time but shall continue to remain outstanding. Immediately following the issuance of the MGH Bonds to the Bondholders, Memec US shall acquire all the MGH Bonds held by the Bondholders together with all rights attaching thereto in consideration for an issue of Memec US Common Stock to the Bondholders (the “Memec US Stub Shares”), such shares to be issued as fully paid shares. The number of Memec US Stub Shares which each Bondholder shall be entitled to receive in consideration for the acquisition of its MGH Bonds shall be calculated by dividing such Bondholder’s Stub Amount by the Stub Share Price. No fractional shares shall be issued and fractional entitlements to Memec US Stub Shares shall be rounded down. Each of the Bondholders agrees that the issue of the Memec US Stub Shares to which they are entitled and in respect of which they are obliged to transfer their MGH Bonds pursuant to this clause 2.6 shall extinguish all liabilities due to them in respect of such Bondholder’s MGH Bonds.

2.7	MHL shall execute such deeds of amendment in respect of the Bond Instruments as shall be required to effect the amendments authorised by this Agreement.

3.	TRANSFER OF STUB BONDS

In order to give effect to the operation of clause 2.6:

3.1	In the event that following the application of the Net Over-allotment Proceeds (if any) in the redemption of Post IPO Outstanding Bonds in accordance with clause 2.6, any Stub Bonds remain outstanding resulting pursuant to clause 2.6 in an issue of MGH Bonds and the acquisition of the Stub Bonds by MGH, MGH agrees to immediately transfer the Stub Bonds to MHL in consideration for which MHL shall issue to MGH ordinary shares in its capital with an aggregate nominal value equal to the aggregate Bondholder Stub Amount which would then be payable to MGH as holder of the Stub Bonds were the Stub Bonds to have then be redeemed.

3.2

In the event that Memec US is required to acquire such MGH Bonds as may be issued to the Bondholders pursuant to clause 2.6, Memec US agrees that it shall immediately transfer the MGH Bonds to MGH in consideration for which MGH shall issue to Memec US ordinary shares in its capital with an aggregate nominal value equal to the aggregate amount which would be payable to Memec US were the MGH Bonds to have been redeemed on such date.

4.	REPRESENTATIONS AND WARRANTIES OF MEMEC US

Memec US represents and warrants to each Bondholder that:

4.1	Business Of Memec US

Memec US does not, and immediately prior to the Exchange Time, Memec US will not, have any liabilities of any nature whatsoever, except for (i) the expenses which it has paid or incurred in connection with its incorporation, organization and financing of the transactions contemplated by this Agreement, the Exchange Agreement and the IPO, and for legal and audit services and any other miscellaneous expenses incident to its pre-operating period; and (ii) the liabilities of Memec US under this Agreement and the Exchange Agreement.

4.2	Due Incorporation

Memec US is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.3	Authority To Execute And Perform Agreement

Memec US has full power and authority to (i) enter into this Agreement; and (ii) issue and deliver the Memec US Stub Shares and carry out the other provisions of this Agreement. Memec US has taken all actions necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Memec US under this Agreement and the authorization, issuance and delivery of the Memec US Stub Shares. This Agreement has been duly executed and delivered by Memec US and constitutes the legal, valid and binding obligation of Memec US, enforceable against Memec US in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any Person other than the Boards of Directors of Memec US, MHL and MGH (including in the case of MGH the consent of the “B” Director), except for approvals or consents required pursuant to securities laws of any state within the United States or any jurisdiction outside of the United States, which approvals or consents have been or shall be obtained; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation of Memec US or the bylaws of Memec US, or any statute, law, regulation, order, judgment or decree applicable to Memec US, or any instrument, contract or other agreement to which Memec US is a party or by or to which it is bound or subject, the effect of which would have a material adverse effect on the business or properties of Memec US taken as a whole.

4.4	Authorized Capital Share

The authorized capital share of Memec US will consist, from and after the consummation of the IPO, of 150,000,000 shares of Memec US Common Stock and 5,000,000 shares of preferred stock. No shares of capital stock of Memec US will be issued and outstanding prior to the Exchange Time.

4.5	Valid Issuance

The Memec US Stub Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Assuming the accuracy of the representations of the Bondholders in this Agreement, the Memec US Stub Shares will be issued in compliance with all applicable federal and state securities laws.

4.6	Proceedings

There is no litigation, action, proceeding or investigation pending or, to the knowledge of Memec US, threatened against Memec US.

4.7	Regulation S Representations

4.7.1	No offer of the Regulation S Memec US Stub Shares was made by Memec US in the United States;

4.7.2	Memec US, any Affiliate of Memec US, and any Person acting on behalf of Memec US or any such Affiliate (i) have not engaged in any Directed Selling Efforts with respect to the Regulation S Memec US Stub Shares and (ii) have complied with the Offering Restrictions requirements of Regulation S with respect to the Regulation S Memec US Stub Shares;

4.7.3	The transactions contemplated by this Agreement (i) have not been pre-arranged with a purchaser who is in the United States or is a U.S. Person (other than with respect to Schroder Ventures US Fund LP 1 and Schroder Venture US Fund LP 2) and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act; and

4.7.4	Memec US has not issued, and after the Exchange Time will not issue, any stop transfer order or other order impeding the sale and delivery of the Regulation S Memec US Shares except for a stop order (to the extent required in compliance with Regulation S) restricting the sale of the Regulation S Memec US Stub Shares into the United States or to, or for the account or benefit of, U.S. Persons during the Distribution Compliance Period.

5.	REPRESENTATIONS AND WARRANTIES OF BONDHOLDERS

Each Bondholder, severally, and not jointly with the other Bondholders, represents and warrants with respect to itself to Memec US that:

5.1	Restricted Securities

Such Bondholder is fully aware that the Memec US Stub Shares to be issued to such Bondholder pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws. Such Bondholder further understands that the Memec US Stub Shares will be issued in reliance on the exemptions from the registration requirements of the Securities Act, including those provided by Regulation D or Regulation S, and in reliance on exemptions from the registration requirements of certain state securities laws. Such Bondholder understands that Memec US is relying on the representations and agreements of such Bondholder in this Agreement for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

5.2	Purchase Entirely For Own Account

Such Bondholder will acquire the Memec US Stub Shares for its own account as principal, not for the account of or on behalf of any U.S. Person (other than with respect to Schroder Ventures US Fund LP 1 and Schroder Venture US Fund LP 2) or any other Person and not with a view to or for resale or distribution, nor with any present intention of selling or otherwise disposing of all or any part of the Memec US Stub Shares. Such Bondholder does not have any agreement or obligation, as of the date of this Agreement, to transfer or otherwise dispose of any Memec US Stub Shares. Such Bondholder agrees that (i) the acquisition of the Memec US Stub Shares is a long-term investment and (ii) such Bondholder may have to bear the economic risk of investment for an indefinite period of time because the Memec US Stub Shares have not been registered under the Securities Act, and such securities may not be registered, and cannot be resold, pledged, assigned or otherwise disposed of or transferred unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

5.3	Economic Risk

Such Bondholder is able to bear the economic risk of the investment of such Bondholder in the Memec US Stub Shares and has such knowledge and experience in financial and business matters, and knowledge of the business of Memec US, as to be capable of evaluating the merits and risks of the prospective investment.

5.4	Accredited investor/non U.S. Person

5.4.1	Such Bondholder is an “accredited investor” as defined in Rule 501(a) of Regulation D; or

5.4.2

(i) such Bondholder is not a U.S. Person, (ii) no offer of the Regulation S Memec US Stub Shares was made to such Bondholder in the United States, (iii) at the time such Bondholder executed this Agreement, such Bondholder was located outside the United States, (iv) such Bondholder, its Affiliates and any Person acting on behalf of such Bondholder or any such Affiliates (A) have not engaged in any Directed Selling Efforts with respect to Regulation S Memec US Stub Shares, (B) have complied with the Offering Restrictions requirements of Regulation S with respect to the Regulation S Memec US Stub Shares, and (C) have complied with all other applicable requirements of Regulation S and state laws; and (v) the transactions contemplated by this Agreement have not been pre-arranged with a purchaser who is located in the United States or is a U.S. Person and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

5.5	Legend, No Public Market

Such Bondholder acknowledges and agrees that (i) the certificates representing the Memec US Stub Shares, and any securities issued in respect of or in exchange for the Memec US Stub Shares, will contain the legends required by Regulation D, Regulation S or any other applicable exemption from registration, and by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificates so legended; (ii) such Bondholder must bear the economic risks of its investment for an indefinite period of time; and (iii) that there is not now and there may never be any public market for the Memec US Stub Shares, and such Bondholder cannot now and may never be able to avail itself of the benefits of Rule 144 or Rule 144A with respect to the resale of the Memec US Stub Shares.

5.6	Authority To Execute And Perform Agreement

Such Bondholder is the registered holder of the Bonds set out beside its name at Schedule 1 and has full power and authority to (i) enter into this Agreement and (ii) carry out its obligations under this Agreement. This Agreement has been duly executed and delivered by such Bondholder and constitutes the legal, valid and binding obligation of such Bondholder except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement by such Bondholder and the consummation of the transactions contemplated hereby will not: (i) require the approval or consent of any governmental or regulatory body or the approval of or consent of any other Person, except for approvals or consents required pursuant to securities laws of any state within the United States or any jurisdiction outside of the United States, which approvals or consents have been or shall be obtained; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under such Bondholder’s organization documents (if such Bondholder is not an individual), any statute, regulation, order, judgment or decree applicable to such Bondholder, or any instrument, contract or other agreement to which such Bondholder is a party or by or to which such Bondholder is bound or subject, the effect of which would have a material adverse effect on the business and properties of such Bondholder, taken as a whole.

6.	REPRESENTATIONS AND WARRANTIES OF MGH AND MHL

Each of MGH and MHL severally represents and warrants with respect to itself to the Bondholders that:

6.1	Due Incorporation

It is a limited company incorporated under English law, is validly existing and has been in continuous existence since incorporation.

6.2	Authority To Execute And Perform Agreement

It has full power and authority to carry out its obligations under this Agreement. It has taken all actions necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations under this Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any Person other than the Boards of Directors of Memec US, MHL and MGH (including in the case of MGH the consent of the “B” Director), except for approvals or consents required pursuant to securities laws of any state within the United States or any jurisdiction outside of the United States, which approvals or consents have been or shall be obtained; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, its constitutive documents, or any statute, law, regulation, order, judgment or decree applicable to it, or any instrument, contract or other agreement to which it is a party or by or to which it is bound or subject, the effect of which would have a material adverse effect on its business or properties taken as a whole.

7.	COVENANTS OF BONDHOLDER

Each Bondholder, severally, and not jointly with the other Bondholder, covenants and agrees with respect to itself with Memec US that:

7.1	Compliance With Law

Such Bondholder shall offer and sell Regulation S Memec US Stub Shares issued to such Bondholder under this Agreement only (a) in accordance with the provisions of Regulation S, (b) pursuant to registration under the Securities Act or (c) pursuant to an available exemption from registration under the Securities Act, and such Bondholder shall not engage in hedging transactions with respect to such Regulation S Memec US Stub Shares unless in compliance with the Securities Act.

8.	COVENANTS OF MEMEC US

Memec US covenants and agrees with each Bondholder:

8.1	No Directed Selling Efforts

Memec US shall refrain from engaging, and ensure that none of its Affiliates and no Person acting on behalf of Memec US or any such Affiliate will engage, in any Directed Selling Efforts with respect to the Regulation S Memec US Stub Shares.

8.2	Compliance With Offering Restrictions

Memec US shall ensure that all Offering Restrictions applicable to the offer and sale of the Regulation S Memec US Stub Shares pursuant to this Agreement are thoroughly complied with and satisfied.

8.3	Compliance With Securities Laws

Memec US shall continue to comply, and ensure that its Affiliates and any Person acting on behalf of Memec US or any Affiliate comply, with all other applicable requirements of Regulation S and state laws with respect to the offer, sale and issuance of the Regulation S Memec US Stub Shares hereunder.

8.4	Transfer Registration; No Stop Orders

Memec US shall not register any transfer of Regulation D Memec US Stub Shares or Regulation S Memec US Stub Shares not made (a) in accordance with the provisions of Regulation D or Regulation S, as applicable, (b) pursuant to registration under the Securities Act or (c) pursuant to an available exemption from registration under the Securities Act. Memec US shall refrain from issuing any stop transfer order or other order impeding the sale and delivery of the Regulation S Memec US Stub Shares, except for a stop order required to comply with the preceding sentence or restricting the sale of the Regulation S Memec US Stub Shares into the United States or to, or for the account or benefit of, U.S. Persons during the Distribution Compliance Period.

8.5	Conduct Of Business Prior To The Exchange Time

Between the date of this Agreement and the Exchange Time, other than in connection with the transactions expressly contemplated by this Agreement, the Exchange Agreement and as contemplated or disclosed in the prospectus to be filed by Memec US in connection with the IPO, Memec US shall not take or suffer or permit any action or omit to take any action which would render untrue any representation or warranty in this Agreement and Memec US shall conduct its business in the ordinary course in a manner consistent with past practice.

9.	TERMINATION

In the event that the IPO does not occur on or prior to the Termination Date, this Agreement shall terminate with immediate effect.

10.	MISCELLANEOUS

10.1	Fees And Costs

Any costs, fees or expenses incurred by any party to this Agreement that are solely and directly related to the transactions contemplated by this Agreement and agreed in writing by the Permira Holders shall be borne by Memec US.

10.2	Force Majeure

No party shall be liable for any delay or failure to perform its obligations under this Agreement, when such delay or failure is caused by war, invasion, insurrection, blockade, embargo, riot, flood, earthquake, act of God, fire, strike, act of government or governmental agency, interference of civil or military authorities, or other cause of a like kind beyond their control.

10.3	Counterparts

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute this Agreement.

10.4	Clause Headings; Exhibits

The clause and subclause headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

10.5	No Waiver

Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

10.6	Governing Law

This Agreement shall be governed by and construed in accordance with English law and the parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of the English Courts.

10.7	Entire Agreement

This Agreement, together with the schedules and exhibits hereto and all documents referred to herein, supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement.

10.8	Written Resolutions

The parties agree that this Agreement shall constitute written resolutions of the Bondholders taking effect as Extraordinary Resolutions for the purposes of the Bond Instruments and accordingly no Bondholder shall seek to argue that it has not given its consent to the amendment of the Conditions to the Mezzanine Bonds and the Subordinated Bonds.

10.9	Amendment

This Agreement may be amended, supplemented or modified only by a written instrument duly executed by the parties hereto.

10.10 Invalid	Provisions

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.11 Notices

All notices, requests, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given only if delivered personally, by telecopier after receipt of mechanical confirmation of transmission, by internationally-recognized overnight courier or mailed (certified mail postage prepaid, return receipt requested) to Memec US, MGH or MHL, at 3711 Valley Centre Drive, San Diego, CA 92130, Attn: Chief Financial Officer, and to the other parties hereto at their respective addresses indicated in MHL’s records. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this clause 10.11, be deemed given upon delivery, and (ii) if delivered by overnight courier, mail or telecopier in the manner described above to the address as provided in this clause 10.11, be deemed given upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

10.12 Third	Party Beneficiaries

This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right, except as expressly provided in this Agreement.

10.13 Specific	Performance

The parties hereby acknowledge, without prejudice to the right of any party to claim damages in respect of any breach of the terms of this Agreement, that damages may not always be an appropriate remedy and each party hereby agrees and acknowledges that any other party shall have the right to apply for and obtain an order for specific performance, injunction or other form of injunctive or interim relief in respect of any actual, prospective or threatened breach of the terms of this Agreement.

10.14 Gender	And Person

Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

10.15 Successors	And Assigns; Transfers By Trustees

This Agreement shall be binding upon and inure to the benefit of the legal representative, successors and permissible assigns of the parties hereto, whether so expressed or not, except as specifically otherwise provided.

SCHEDULE 1

BONDHOLDERS

Bondholder	Address	Mezzanine Bonds (US$ Issue Price)	Subordinated Bonds (US$ Issue Price)	Total (US$ Issue Price)
DB Industrial Holdings AG & Co KG	Frankfurter Strasse, 10-14, D-565769, Eschborn, Germany	19,739,696	28,862,287	48,601,983

Richard Skipworth		1,127,983	1,570,499	2,698,482

Permira Holders:

Permira UK Venture IV Nominees Limited	c/o P.O. Box 71, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, Channel Islands GY1 3DA	6,485,900	9,483,323	15,969,223

Schroder Ventures US Fund LP 1	c/o Schroder Administrative Services (Bermuda) Limited, P.O. Box HM 1368, Hamilton, HM FX, Bermuda	2,455,322	3,590,035	6,045,357

Bondholder	Address	Mezzanine Bonds (US$ Issue Price)	Subordinated Bonds (US$ Issue Price)	Total (US$ Issue Price)
Schroder Ventures US Fund LP 2	c/o Schroder Administrative Services (Bermuda) Limited, P.O. Box HM 1368, Hamilton, HM FX, Bermuda	7,414,526	10,841,108	18,255,634

Permira Europe II Nominees Limited	c/o P.O. Box 255, Arnold House, St Julian’s House, St. Peter Port, Guernsey, Channel Islands, GY1 3DA	92,776,573	135,652,748	228,429,321

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEMEC HOLDINGS LIMITED

By:	/s/ D. M. ASHWORTH
Name: Title:

MEMEC GROUP HOLDINGS LIMITED

By:	/s/ DOUG LINDROTH
Name: Title:

MEMEC, INC.

By:	/s/ DOUG LINDROTH
Name: Title:

Signed by	)	/s/ R. T. SKIPWORTH
RICHARD SKIPWORTH	)

SCHRODER VENTURES US FUND L.P. 1

By:	Schroder Venture Managers Inc. as General Partner

By:	/s/ GARY CARR /s/ D. SPEIGHT
Name: Title:	Gary Carr Deborah Speight Director & Vice President

SCHRODER VENTURES US FUND L.P. 2

By:	Schroder Venture Managers Inc. as General Partner

By:	/s/ GARY CARR /s/ D. SPEIGHT
Name:	Gary Carr Deborah Speight
Title:	Director & Vice President

Signed by	)
for	)
and on behalf of PERMIRA UK VENTURE IV)
NOMINEES LIMITED	)
(A) as nominee for Barings	)
(Guernsey) Limited as	)	/s/ [ILLEGIBLE]
(1) trustee of the Schroder UK	)	Adrian Norman
Venture Fund IV Trust and	)	Director
(2) Custodian of Schroder UK	)
Venture Fund IV LP1 and	)	/s/ [ILLEGIBLE]
Schroder UK Venture Fund	)	Tracey Gardner
IV LP2 and (B) as nominee	)	Authorised Signatory
for Schroder Venture )
Managers (Guernsey))
Limited as manager of the	)
Schroder UK Venture Fund IV	)
Co-investment Scheme	)

Signed by	)
For and on behalf of	)
PERMIRA EUROPE II NOMINEES	)
LIMITED	)	/s/ [ILLEGIBLE]
as nominee for (a) Permira (Europe) Limited as	)	Laurence McNairn
general partner of Permira Europe II Managers L.P.	)	Director
as general partner of Permira Europe II L.P. 1;	)
Permira Europe II L.P. 2; Permira Europe II CV3)
and Permira Europe CV4, (b) Schroder Ventures	)
Investment Limited and (c) Permira Europe II
Co-Investment Scheme	)

Signed by	)
for and on behalf of	)	/s/ [ILLEGIBLE]
DB INDUSTRIAL HOLDINGS GmbH	)	Managing Director
Acting as general partner of	)
DB Industrial Holdings Beteiligungs AG & Co. KG	)	/s/ [ILLEGIBLE]